Exhibit 10.66

                     SUBORDINATION AGREEMENT

                       HMO MISSOURI, INC.
                               AND
             BLUE CROSS AND BLUE SHIELD OF MISSOURI

This  Subordination Agreement made and executed this 30th day  of
July, 1987, by and between HMO Missouri, Inc. ("HMO"), a Missouri
Corporation,  and  Blue  Cross  and  Blue  Shield   of   Missouri
("BCBSMo") is made in reference to the following facts:

A. BCBSMo is related to HMO in that HMO is a wholly-owned subsidiary of BCBSMo.

B. HMO seeks to maintain the necessary approvals of a state licensed and federally qualified health maintenance organization.

C. In order to assure the federal government and the State of Missouri of the financial viability of HMO, BCBSMo will, with the execution of this Agreement, extend a line of credit to HMO in the amount of $3,500,000.

D. It is necessary for BCBSMo irrevocably and fully to subordinate all right, title and interest to receive payment of principal and interest on such amounts as are advanced, to all other present and future creditors of HMO.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, HMO and BCBSMo do agree as follows:

1. Concurrent with the execution of the Subordination Agreement, HMO will execute a line of credit agreement as set forth in Paragraph C above.

2. BCBSMo hereby covenants and agrees with respect to any indebtedness incurred under such line of credit agreement as follows:

             a.  to irrevocably and fully subordinate all right, title and interest in and to said indebtedness to all other present and future creditors of HMO;

             b.  that the payment by HMO of principal and/or interest to
               BCBSMo pursuant to such line of credit shall be suspended where either the federal government or the State of Missouri advises HMO in writing that making any such payment shall jeopardize the financial stability of HMO;

             c.  that in the event of liquidation and dissolution, the
               payment by HMO of an indebtedness pursuant to such line of credit is fully subordinated and subject to the prior payment or provision for payment in full of any claims of all other present and future creditors of HMO;

             d.  that BCBSMo shall seek payment of indebtedness pursuant to such line of credit exclusively from the surpluses generated from HMOs operations and shall have no recourse against any HMO reserve funds.

3. This Subordination Agreement shall not be subject to cancellation by either HMO or BCBSMo, nor may this Subordination Agreement be terminated, rescinded or modified by mutual consent or otherwise, except that either party may assign its rights and responsibilities under this Agreement with the written consent of the other party and with prior approval by the Commissioner of the Missouri Insurance Department.

4. This instrument embodies the entire Subordination Agreement between HMO and BCBSMo.

5. The provisions of this Subordination Agreement shall be binding upon BCBSMo.

6. This Subordination Agreement shall be deemed to have been under, and shall be governed by the laws of the State of Missouri in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement.


HMO MISSOURI, INC. (HMO)            BLUE CROSS AND BLUE SHIELD OF MISSOURI

By: /s/ Seymour Kaplan              By: /s/ Roy Heimburger

Title:   Chief Executive Officer    Title:  President  and  Chief
                                            Executive Officer

Date:  July 30, 1987                Date:  July 30, 1987